AGREEMENT AND PLAN OF MERGER

                                AMONG

                          FONIX CORPORATION
                       A DELAWARE CORPORATION,

                   PAPYRUS ACQUISITION CORPORATION
                       A UTAH CORPORATION, AND

                   PAPYRUS DEVELOPMENT CORPORATION
                     A MASSACHUSETTS CORPORATION


                          SEPTEMBER 10, 1998

                            EXHIBIT INDEX

Exhibit A --  Form of Certificate of Merger

Exhibit B --  Form of Transmittal Letter

Exhibit C     Form of Buyer Note

Exhibit D    Form of Escrow Agreement

Exhibit E    Form of Development, Assignment and Confidentiality
Agreement

Exhibit F    Form of Opinion of Counsel to Papyrus Development
Corporation

Exhibit G     Form of Offer of Employment

Exhibit H     Form of Opinion of Counsel to Buyer

Papyrus Development Corporation Disclosure Schedule    Exceptions to
Representations and Warranties

Buyer Disclosure Schedule   Exceptions to Representations and
Warranties

Schedule 8.2(l)   List of Papyrus Development Corporation Employees

                     AGREEMENT AND PLAN OF MERGER

Agreement and Plan of Merger ("Agreement") entered into as of September 10, 1998, by and among FONIX CORPORATION, a Delaware corporation ("Buyer"), PAPYRUS ACQUISITION CORPORATION, a Utah corporation and wholly owned subsidiary of Buyer ("Merger Sub"), and PAPYRUS DEVELOPMENT CORPORATION, a Massachusetts corporation ("Papyrus"). The Buyer, Merger Sub and Papyrus are referred to collectively herein as the Parties.

                               RECITALS

       A. The Boards of Directors of Papyrus, Buyer and Merger Sub believe it is in the best interests of their respective companies that Papyrus and Merger Sub combine into a single company through the statutory merger of Papyrus with and into Merger Sub
(the "Merger") and, in furtherance thereof, have approved the Merger.

       B. Pursuant to the Merger, among other things, the outstanding shares of Papyrus common stock (the "Papyrus Common Stock") shall be converted into the right to receive the Merger Consideration (as defined in and subject to adjustment as specified in Section 2) upon the terms and subject to the conditions set forth herein.

       C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a)(1)(a) of the Code.

                              AGREEMENT

       NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                              ARTICLE 1.
                             DEFINITIONS

       "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

       "BUYER" has the meaning set forth in the preface above.

       "BUYER DISCLOSURE SCHEDULE" has the meaning set forth in
Article 4.

       "BUYER NOTE" has the meaning set forth in Section 2.4.

       "BUYER SHARE" means any share of the common stock, $.0001 par value per share, of Buyer.

       "CASH PAYMENT" has the meaning set forth in Section 2.4(e).

       "CERTIFICATE OF MERGER" has the meaning set forth in Section
2.3 below.

       "CLOSING" has the meaning set forth in Section 2.2 below.

       "CLOSING DATE" has the meaning set forth in Section 2.2 below.

       "CONFIDENTIAL INFORMATION" has the meaning set forth in
Section 3.10(g) below.

       "CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM" means the confidential private placement memorandum that shall be prepared jointly by Buyer and Papyrus and distributed to Papyrus Stockholders with the Definitive Proxy Materials as part of the Joint Disclosure Statement.

       "DEFINITIVE PROXY MATERIALS" means the definitive proxy materials relating to the Special Papyrus Meeting.

       "DELAWARE GENERAL CORPORATION LAW" means the General
Corporation Law of the State of Delaware, as amended.

       "DISSENTING SHARE" means any Papyrus Share which any stockholder who or which has exercised his or its appraisal rights under the Massachusetts General Corporation Law holds of record.

       "EFFECTIVE TIME" has the meaning set forth in Section 2.1 below.

       "EXCHANGE AGENT" has the meaning set forth in Section
2.4(l)(i) below.

       "EXCHANGE RATIO" has the meaning set forth in Section 2.4(e).

       "GAAP" means United States generally accepted accounting principles as in effect from time to time.

       "IRS" means the Internal Revenue Service.

       "JOINT DISCLOSURE DOCUMENT" means the disclosure document combining the Confidential Private Placement Memorandum and the Definitive Proxy Materials.

       "KNOWLEDGE" means actual knowledge after reasonable investigation.

       "MATERIAL" means any material event, change, condition or effect related to the financial condition, properties, assets
(including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities.

       "MATERIAL ADVERSE EFFECT" means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

       "MERGER" has the meaning set forth in the recitals above.

       "MERGER CONSIDERATION" has the meaning set forth in Section
2.4(l)(i).

       "MERGER SUB COMMON STOCK" has the meaning set forth in
Section 2.4(g).

       "MERGER SHARES" shall have the meaning set forth in Section
2.4(e).

       "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

       "PAPYRUS" has the meaning set forth in the preface above.

       "PAPYRUS CERTIFICATE" means any certificate representing
Papyrus Shares.

       "PAPYRUS DISCLOSURE SCHEDULE" has the meaning set forth in
Article 3 below.

       "PAPYRUS SHARE" means any share of the common stock, no par value per share, of Papyrus.

       "PAPYRUS STOCKHOLDER" means any Person who or which holds any Papyrus Shares.

       "PARTY OR PARTIES" has the meaning set forth in the preface above.

       "MASSACHUSETTS BUSINESS CORPORATION LAW" means the
Massachusetts Business Corporation Act as set forth in 15 P.S. 1001 et seq., as amended.

       "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

       "REQUISITE PAPYRUS STOCKHOLDER APPROVAL" means the affirmative vote of the holders of a majority of Papyrus Shares in favor of this Agreement and the Merger.

       "SEC" means the Securities and Exchange Commission.

       "SECURITIES ACT" means the Securities Act of 1933, as amended.

       "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

       "SOPHISTICATED STOCKHOLDERS" has the meaning set forth in
Section 2.4(f).

       "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

       "SURVIVING CORPORATION" has the meaning set forth in Section
2.1 below.

       "UNQUALIFIED STOCKHOLDER" has the meaning set forth in
Section 2.4(f).

       "UTAH BUSINESS CORPORATION LAW" means the Utah Revised
Business Corporation Act as set forth in Utah Code Annotated,
Section 16-10a-1 et seq., as amended.

                              ARTICLE 2.
                          BASIC TRANSACTION

       2.1 The Merger. On and subject to the terms and conditions of this Agreement, Papyrus will merge with and into Merger Sub (the "Merger") at the Effective Time. Merger Sub shall be the corporation surviving the Merger (the "Surviving Corporation").

       2.2 The Closing. This Agreement is executed on September 10, 1998. The actions described in Section 2.3 and the delivery of the Merger Shares and the Cash Payment as defined in Section 2.4(e), below, are referred to herein as the Closing. The Closing of the transactions contemplated by this Agreement shall take place at the offices of Papyrus, or such other place as the parties may mutually agree, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than October 31, 1998.

       2.3 Actions at the Closing. At the Closing, (i) Papyrus will deliver to Buyer the various certificates, instruments, and documents required to be delivered hereunder, (ii) Buyer will deliver to Papyrus the various certificates, instruments, and documents required to be delivered hereunder, (iii) Merger Sub and Papyrus will file with the Secretary of State of the Commonwealth of Massachusetts and the Utah Department of Commerce, Division of Corporations and Commercial Code, a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger"), and
(iv) Buyer will deliver to the Exchange Agent in the manner provided below in this Section 2 the certificates evidencing Buyer Shares issued in the Merger.

       2.4     Effect of Merger.

        (a) General. The Merger shall become effective at the time (the "Effective Time") Merger Sub and Papyrus file the Certificate of Merger with the Secretary of State of the Commonwealth of Massachusetts and the Utah Department of Commerce, Division of Corporations and Commercial Code. The Merger shall have the effect set forth in the Massachusetts Business Corporation Law and the Utah Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Merger Sub or Papyrus in order to carry out and effectuate the transactions contemplated by this Agreement.

        (b) Articles of Incorporation. The Articles of Incorporation of Merger Sub in effect at and as of the Effective Time will remain the Articles of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

        (c) Bylaws. The Bylaws of Merger Sub in effect at and as of the Effective Time will remain the Bylaws of the Surviving
Corporation without any modification or amendment in the Merger.

        (d) Directors and Officers. The directors and officers of Merger Sub in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

        (e)    Conversion of Papyrus Shares.   At and as of the
Effective Time, and without any further action by any of the Papyrus Stockholders, subject to Section 2.4(f), each Papyrus Share shall be converted into the right to receive (i) that number of validly issued, fully paid and nonassessable restricted Buyer Shares ("Merger Shares"), which equals the amount obtained by dividing (A) the quotient of (a) $2,380,000 divided by (b) the Closing Price, by
(B) the number of outstanding Papyrus Shares (the "Exchange Ratio"); and (ii) cash in the amount of $1,020,000 divided by the number of outstanding Papyrus Shares (the "Cash Payment"). The Cash Payment will be evidenced by the promissory note or notes of Buyer in the form of note attached hereto as Exhibit C, each a "Buyer Note," in the principal amount of $340,000 and cash, payable by wire transfer or immediately available funds totaling $680,000. "Closing Price" shall mean the average of the average closing "bid" price of a Buyer Share as reported on the Nasdaq SmallCap Market for the thirty (30) trading days immediately prior to the date one business day before the Closing Date. No Papyrus Share shall be deemed to be outstanding or to have any rights other than those set forth in this
Section 2.4 after the Effective Time. The aggregate value of consideration (Merger Shares and Cash Payment) exchanged by Buyer for the Papyrus Shares will not exceed $3,400,000.

        (f) Restrictions. Notwithstanding Section 2.4(e), Buyer shall offer, sell, issue or deliver Merger Shares only to Papyrus Stockholders who are (i) not "U.S. Persons" as that term is defined in Regulation S, promulgated under the Securities Act, or (ii) in Buyer's sole discretion, "accredited investors" as that term is defined in Regulation D promulgated under the Securities Act, and who have, either alone or with a designated purchaser representative, such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of exchanging his or its Papyrus Shares for Merger Shares (each an "Unqualified Stockholder"). Additionally, Buyer shall not offer, sell, issue or deliver Merger Shares to more than 35 Papyrus Stockholders who are not accredited investors but who have, either alone or with their purchaser representatives, such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of exchanging their Papyrus Shares for Merger Shares ("Sophisticated Stockholders"). If at Closing Buyer determines there are any Unqualified Stockholders or more than 35 Sophisticated Stockholders, Buyer shall:

               (i) rank all Sophisticated Stockholders according to the extent of their respective percentage ownership of Papyrus Shares, and in accordance with Sections 2.4(e) and 2.4(l) issue and deliver Merger Shares and Cash Payment to only the 35 Sophisticated Stockholders who own the largest percentages of the total number of outstanding Papyrus Shares at Closing; and

               (ii) deliver, in accordance with Section 2.4(l), to each Sophisticated Stockholder who does not receive payment under
Section 2.4(f)(i) and to all Unqualified Stockholders the following consideration: (1) the Cash Payment, and (2) additional cash consideration in an amount that shall be determined by multiplying
(a) the number of Merger Shares such Papyrus Stockholders otherwise would be eligible to receive by (b) the Closing Price. Such additional cash consideration will reduce the number of Buyer Shares required to be included in the Merger.

        (g) Capital Stock of Merger Sub. At the Effective Time, each share of common stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

        (h) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Shares or Papyrus Shares), reorganization, recapitalization or other like change with respect to Buyer Shares or Papyrus Shares occurring after the date hereof and prior to the Effective Time.

        (i) Fractional Shares. No fraction of a Merger Share will be issued, but in lieu thereof, and to the extent not waived in writing, each holder of Papyrus Shares who otherwise would be entitled to a fraction of a Merger Share (after aggregating all fractional Merger Shares to be received by such person) shall receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Closing Price. The fractional share interests of each Papyrus Stockholder shall be aggregated, so that no Papyrus Stockholder shall receive cash in respect of fractional share interests in an amount greater than the value of one full Merger Share.

        (j) Dissenters' Rights. Dissenting Papyrus Shares ("Dissenting Shares"), if any, shall not be converted into the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the Massachusetts Business Corporation Law. Papyrus shall give Buyer prompt notice of any demand received by Papyrus to require Papyrus to purchase shares of outstanding Papyrus Shares, and Buyer shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. Papyrus agrees that, except with the prior written consent of Buyer, or as required under the Massachusetts Business Corporation Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Stockholder") who, pursuant to the provisions of the Massachusetts Business Corporation Law, becomes entitled to payment of the fair value for Dissenting Shares shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Buyer shall issue and deliver, upon surrender by such Dissenting Stockholder of a certificate or certificates representing shares of Papyrus Shares, the Merger Consideration to which such stockholder would otherwise be entitled under this Section 2.4 and the Certificate of Merger less the Merger Consideration allocable to such stockholder that has been deposited in the Escrow Fund (as defined below) in respect of such Papyrus Shares pursuant to Article 7.

        (k) Certificate Legends. When issued as contemplated by this Agreement, the Merger Shares and the Buyer Note(s) shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act, only in certain limited circumstances. Each certificate evidencing Merger Shares shall bear a legend in substantially the following form:

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO BUYER THAT SUCH REGISTRATION IS NOT REQUIRED.

and any additional legends required by state securities laws. The Buyer Note(s) will bear a similar legend.

        (l)    Procedure for Payment.

               (i) Immediately after the Effective Time Buyer will furnish to Durham, Evans, Jones & Pinegar, P.C. (the "Exchange Agent") (A) stock certificates (issued in the names of the Papyrus Stockholders or their nominees) representing that number of whole Merger Shares issuable to the Papyrus Stockholders equal to the product of (I) the Exchange Ratio times (II) the number of outstanding Papyrus Shares held of record by each Papyrus Stockholder, less the number of Merger Shares to be deposited in the Escrow Fund on such holder's behalf pursuant to Article 7 hereof, and subject to any adjustment in such number resulting from Section 2.4(f), and (B) checks representing presently available funds payable to the Papyrus Stockholders in amounts equal to the sum of
(1) cash (without interest) in the amount of the Cash Payment which such holder has the right to receive in accordance with Section 2.4(e) in respect of Papyrus Shares formerly evidenced by such tendered certificate, (2) any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(m), (3) cash (without interest) in respect of fractional shares as provided in
Section 2.4(i), and (4) any additional cash payment payable to any Unqualified Stockholder or Sophisticated Stockholder pursuant to
Section 2.4(f), and (C) the Buyer Note(s) (collectively such Merger Shares, the Buyer Note(s) and cash consideration, "Merger Consideration").

               (ii) Buyer shall cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) in the form attached hereto as Exhibit B, together with such other customary documents as may be required pursuant to such instructions, including without limitation, a Form W-9 or W-8 to each record holder of outstanding Papyrus Shares for the holder to use in surrendering the certificates which represent his or its Papyrus
Shares in exchange for the Merger Consideration payable to such holder.

               (iii) Upon surrender to the Exchange Agent of a Papyrus Certificate for cancellation, together with such letter of transmittal and other documents, duly completed and validly executed in accordance with the instructions thereto, the holder of such Papyrus Shares shall be entitled to receive in exchange therefor the Merger Consideration payable to such Holder. Upon delivery of such payment to the Papyrus Stockholder, the Papyrus Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Papyrus Certificate that, prior to the Effective Time, represented Papyrus Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full Merger Shares and the cash consideration described in this Section 2.4(l)(iii).

               (iv) If any Papyrus Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Papyrus Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to this
Section 2.4.

               (v) Any portion of the Merger Consideration delivered to the Exchange Agent which remains undistributed to the Papyrus Stockholders one hundred eighty (180) days after the Effective Time shall be delivered to Buyer, upon demand, and any Papyrus Stockholders who have not previously complied with this
Section 2.4 shall thereafter look only to Buyer for payment of their claim for the Merger Consideration.

               (vi) Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent, the Surviving
Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (vii) Buyer shall pay all charges and expenses of the Exchange Agent.

        (m) Distributions on Merger Shares. Buyer will not pay any dividend or make any distribution on Merger Shares (with a record date at or after the Effective Time) to any record holder of outstanding Papyrus Shares until the holder surrenders for exchange his or its certificates which represented Papyrus Shares. Buyer instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. In no event, however, will any holder of outstanding Papyrus Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

        (n) Transfers of Ownership. At the Effective Time, the stock transfer books of Papyrus shall be closed and there shall be no further registration of transfers of capital stock of Papyrus thereafter on the records of Papyrus. If any certificate for Merger Shares is to be issued in a name other than in which the Papyrus Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Papyrus Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Buyer or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Merger Shares in any name other than that of the registered holder of the Papyrus Certificate surrendered, or established to the satisfaction of Buyer or any agent designated by it that such tax has been paid or is not payable.

        (o)    Dissenting Shares.  The provisions of this Section
2.4 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Buyer under this Section 2.4 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Merger Consideration to which such holder is entitled pursuant to Section 2.4(e).

        (p) Escrow. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of
Article 7, Buyer shall cause to be distributed to the Escrow Agent
(as defined in Section 7.1 hereof) a certificate or certificates representing the Escrow Shares (which shall be registered in the name of the Escrow Agent as nominee for the holders of Papyrus Certificates canceled pursuant to this Section 2.4). Such shares shall be beneficially owned, pro rata by the Papyrus Stockholders who receive Merger Consideration, and such shares shall be held in escrow and shall be available to compensate Buyer for certain damages as provided in Article 7. To the extent not used for such purposes, such shares shall be released, all as provided in Article 7.

        (q) No Further Ownership Rights in Papyrus Shares. The Merger Consideration delivered upon the surrender for exchange of Papyrus Shares in accordance with the terms hereof (including any dividends, distributions or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Papyrus Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Papyrus Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Papyrus Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this
Section 2.4.

        (r) Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a) of the Code.

        (s) Taking of Necessary Action; Further Action. Each of Buyer, Papyrus and Merger Sub will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Papyrus and Merger Sub, the officers and directors of Papyrus and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                              ARTICLE 3.
              REPRESENTATIONS AND WARRANTIES OF PAPYRUS

Papyrus represents and warrants to Buyer and Merger Sub that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article 3), except as set forth in the disclosure schedule of Papyrus accompanying this Agreement and initialed by the Parties (the "Papyrus Disclosure Schedule"). The Papyrus Disclosure Schedule will be arranged and numbered in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3.

       3.1 Organization and Standing. Papyrus is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Papyrus is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on Papyrus. Papyrus is not in default in the performance, observance or fulfillment or otherwise in violation of any provision of its Certificate of Incorporation, as amended and restated (the "Papyrus Certificate"), or its Bylaws, as in effect on the date hereof (the "Papyrus Bylaws"). Papyrus has heretofore furnished to Buyer a complete and correct copy of the Papyrus Certificate and the Papyrus Bylaws.

       3.2 Subsidiaries. Papyrus does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. Except as set forth in Section 3.2 to the Papyrus Disclosure Schedule, Papyrus is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any corporation, partnership, joint venture or other entity or enterprise.
       3.3 Corporate Power and Authority. Papyrus has all requisite corporate power and authority to enter into this Agreement and, subject to authorization and adoption of the Merger and the transactions contemplated hereby by Papyrus Stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Papyrus, subject to authorization and adoption of the Merger and the transactions contemplated hereby by the Papyrus Stockholders. The Board of Directors of Papyrus has (i) unanimously approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the Papyrus Stockholders and is on terms that are fair to the Papyrus Stockholders and (iii) recommended that the Papyrus Stockholders approve this Agreement and the Merger. This Agreement has been duly executed and delivered by Papyrus and constitutes the legal, valid and binding obligation of Papyrus, enforceable against Papyrus in accordance with its terms.

       3.4 Capitalization of Papyrus. As of the date hereof, Papyrus' authorized capital stock consists solely of (a) 100,000 shares of common stock, no par value per share ("Papyrus Shares"), of which (i) ______ shares are issued and outstanding, (ii) no shares are issued and held in treasury (which does not include the shares reserved for issuance set forth in clauses (iii) through (iv) below), (iii) ________ shares are reserved for issuance upon the conversion of outstanding warrants, (iv) ________ shares are reserved for issuance upon the exercise or conversion of outstanding options granted or issued by Papyrus (which have an average weighted exercise price of $___________ per share). Each outstanding share of Papyrus capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof or in Section 3.4 to the Papyrus Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of Papyrus, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Papyrus, and Papyrus has no obligation of any kind to issue any additional securities or to pay for securities of Papyrus or any predecessor. Except as set forth in Section 3.4 to the Papyrus Disclosure Schedule, Papyrus has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity. There are no other contracts, commitments or agreements relating to voting, purchase or sale of capital stock of Papyrus (i) between or among Papyrus and the holders of Papyrus' capital stock, and (ii) to Papyrus' Knowledge, between or among the holders of Papyrus' capital stock.

       3.5 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement by Papyrus nor the consummation of the transactions contemplated hereby will:

        (a) conflict with, or result in a breach of any provision of, the Papyrus Certificate or the Papyrus Bylaws;

        (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Papyrus under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Papyrus is a party;

        (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Papyrus; or

        (d) require any action or consent or approval of, or review by, or registration or filing by Papyrus or any of its affiliates with, any third party or any governmental entity, other than (i) authorization of the Merger and the transactions contemplated hereby by Papyrus Stockholders, (ii) any actions required under federal and state securities laws as are contemplated by this Agreement and (iii) consents or approvals of any governmental entity set forth in Section 3.5 to the Papyrus Disclosure Schedule; except in the case of clause (b) , (c) and (d) for any of the foregoing that are set forth in Section 3.5 of the Papyrus Disclosure Schedule or that would not individually or in the aggregate have a Material Adverse Effect on Papyrus or upon the ability of the parties to consummate the transactions contemplated hereby.

       3.6     Absence of Certain Changes.

       Except as set forth in Section 3.6 to the Papyrus Disclosure Schedule, since June 30, 1998, there has not been and Papyrus has not committed and has not negotiated to do any of the following:

        (a) Any change in the business, operations, assets, properties, customer base, prospects, rights or condition (financial or otherwise) of Papyrus or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in a Material Adverse Effect on Papyrus;

        (b) Any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any stockholder of Papyrus, or any direct or indirect redemption, purchase or other acquisition by Papyrus of any of its capital stock or any options, warrants, rights or agreements to purchase or acquire such stock;

        (c) Any increase in amounts payable by Papyrus to or for the benefit of, or committed to be paid by Papyrus to or for the benefit of, any stockholder, director, officer or other consultant, agent or employee of Papyrus whose total annual compensation exceeds $50,000 or any relatives of such person, or any increase in any benefits granted under any bonus, stock option, profit-sharing, pension, retirement, severance, deferred compensation, group health, insurance, or other direct or indirect benefit plan, payment or arrangement made to, with or for the benefit of any such person (except in the Ordinary Course of Business, consistent with past practice);

        (d) Any borrowing or agreement to borrow funds by Papyrus or any incurring by Papyrus of any other obligation or liability (contingent or otherwise), except liabilities incurred in the Ordinary Course of Business (consistent with past practices), or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other person by Papyrus;

        (e) Any material change in Papyrus' method of doing business or any material change in its accounting principles or practices or its method of application of such principles or practices;

        (f) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of Papyrus other than in Ordinary Course of Business, consistent with past practice;

        (g) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties or assets of Papyrus, other than sales in the usual and Ordinary Course of Business for fair equivalent value to persons other than directors, officers, stockholders, or other affiliates of Papyrus;

        (h) Any purchase of or any agreement to purchase assets (other than purchases in the Ordinary Course of Business consistent with past practices) for an amount in excess of $10,000 for any one purchase or $50,000 for all such purchases made by Papyrus or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by Papyrus exceeding an aggregate of $50,000;

        (i) Any loan or advance made by Papyrus to any person other than loans made to Papyrus' customers in the Ordinary Course of Business consistent with past practices not exceeding $10,000, in the aggregate, to any customer;

        (j) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any material contract, agreement, license or other instrument to which Papyrus is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and Ordinary Course of Business;

        (k) Any labor dispute or disturbance having a Material Adverse Effect on Papyrus, including without limitation the filing of any petition or charge of unfair labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slow down;

        (l) Any grant of any license or sublicense of any rights under or with respect to any Intellectual Property, or any other transfer or grant of a right under, in or to Intellectual Property other than transfers or grants in the Ordinary Course of Business;

        (m)    Any change made or authorized in the Papyrus
Certificate or Papyrus Bylaws;

        (n) Any issuance, sale or other disposal by Papyrus of any of its capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

        (o) Any damage, destruction, or loss (whether or not covered by insurance) to Papyrus' property;

        (p) Any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement; or

        (q) Any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Papyrus.


       3.7     Financial Statements.

        (a) Papyrus has furnished to Buyer balance sheets of Papyrus as of June 30, 1998, 1997 and 1996, and the related statements of income, changes in stockholders' equity, and cash flows for the fiscal years then ended, including, in each case, the related notes (collectively, the "Papyrus Statements"). The Papyrus Statements have been prepared from and are in accordance with the books and records of Papyrus and fairly present the financial condition of Papyrus as of the date stated and the results of operations of Papyrus for the periods then ended in accordance with such practices.

        (b) Papyrus has furnished to Buyer the unaudited balance sheet of Papyrus as of the last calendar month ending prior to the Closing Date and the related statements of income and cash flows for the period beginning July 1, 1998 and then ended (the "Papyrus Interim Statements"). The Papyrus Interim Statements have been prepared from and in accordance with the books and records of Papyrus and fairly present the financial condition of Papyrus as of such dates and the results of operations of Papyrus for such periods.

       3.8     Taxes.

        (a) Papyrus has timely paid or caused to be timely paid all Taxes required to be paid by it through the date hereof and prior to the Closing Date shall have paid or caused to be paid all Taxes required to be paid by it through the Closing Date. Papyrus has timely filed or caused to be filed timely all Tax Returns required to be filed by it through the date hereof and prior to the Closing Date shall have timely filed or caused to be filed all Tax Returns required to be filed by it through the Closing Date. All such Tax Returns that have been filed are true complete and correct.
 Neither the IRS nor any other governmental entity is now auditing or asserting or, to the Knowledge of Papyrus, threatening to assert against Papyrus, any deficiency or claim for additional Taxes. Papyrus currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any authority in a jurisdiction where Papyrus does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Papyrus that arose in connection with any failure (or alleged failure) to pay any Tax. No Papyrus director or officer (or employee responsible for Tax matters) of Papyrus expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. Papyrus has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

        (b) Papyrus has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Papyrus since 1994.

        (c) Papyrus is not obligated by any contract, agreement or other arrangement to indemnify any other person with respect to Taxes. Papyrus is not now nor ever has been a party to or bound by any tax sharing agreement or any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding Papyrus which (i) requires Papyrus to make any tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Papyrus, (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Papyrus, from any other person, or (iv) otherwise requires Papyrus to indemnify any other person in respect of Taxes.

        (d) Papyrus has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

        (e) "Tax Returns" means returns, information returns, reports, forms and other documents (including, any related or supporting information) required to be filed with any governmental authority of the United States or any other jurisdiction responsible for the imposition, administration or collection of Taxes.

        (f) "Taxes" means (i) all Taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, estimated, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property Taxes, together with any interest or penalties, additions to Taxes or additional amounts, imposed with respect thereto, (ii) any liability for payments of amounts of Taxes described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another person, successor or a member of any affiliated, consolidated or combined group and (iii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.

       3.9 Compliance with Law; Products. To Papyrus' Knowledge, except as set forth in Section 3.9 to the Papyrus Disclosure Schedule, Papyrus is in compliance in all material respects with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any governmental authority (collectively, "Applicable Laws") relating to Papyrus or its business or properties. Papyrus has heretofore made available to Buyer copies of all material correspondence in Papyrus' possession from and to the Occupational Safety and Health Administration and any other governmental authority and inspectors.

       3.10    Intellectual Property.

        (a) Papyrus owns and has good and marketable title to, or is licensed or otherwise possesses legally enforceable rights to use (free and clear of any lien, encumbrance or security interest), all patents, patent applications, trademarks, trade names, service marks, copyrights (whether registered or unregistered), and any applications therefor, maskworks, maskwork applications, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs including all object code, source code, configurations, routines and algorithms contained therein with annotations and related documentation, together with all alterations, modifications, and configurations therein in all forms of expression, including, but not limited to, the source code, object code, flow charts, mock diagrams, manuals and all other documentation no matter how stored, transmitted, read or utilized, or applications (in both source code and object or binary code form), client lists and tangible or intangible proprietary information or material ("Intellectual Property") that are used or currently proposed to be used in the business of Papyrus as currently conducted or as proposed to be conducted by Papyrus, including without limitation the pen-voice integration technology and handwriting recognition technology, whether in development or completed, except to the extent that the failure to have such rights has not had and would not reasonably be expected to have a Material Adverse Effect on Papyrus. Papyrus is the exclusive owner of all Intellectual Property. Each item of Intellectual Property owned or used by Papyrus immediately prior to the Closing hereunder will be owned or available for use by Buyer or Merger Sub on identical terms and conditions immediately subsequent to the Closing hereunder.

        (b)    Section 3.10 the Papyrus Disclosure Schedule lists
(i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Papyrus is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Papyrus is a party and pursuant to which Papyrus is authorized to use any third party patents, trademarks, copyrights, know-how or other Intellectual Property, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Papyrus product or are used in the manufacture of any Papyrus product.

        (c) There has not been and there is not now any unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Papyrus, any trade secret material to Papyrus, or any Intellectual Property right of any third party to the extent licensed by or through Papyrus, by any third party, including any employee or former employee of Papyrus.
Papyrus has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in sales agreements arising in the Ordinary Course of Business. There are no royalties, fees or other payments payable by Papyrus to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

        (d) Papyrus is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Papyrus.

        (e) All patents, registered trademarks, service marks and copyrights held by Papyrus are valid and subsisting. Papyrus is not infringing, misappropriating or making unlawful use of, and, except to the extent disclosed in Section 3.10 to the Papyrus Disclosure Statement, has not received any notice or any communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party. Except to the extent disclosed in Section 3.10 to the Papyrus Disclosure Schedule, Papyrus (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

        (f) All current and former officers, employees and consultants of Papyrus have executed and delivered to Papyrus an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Papyrus of any Intellectual Property arising from services performed for Papyrus by such persons, the form or forms of which have been supplied to Buyer and all current and former consultants and independent contractors to Papyrus involved in the development, modification, marketing and servicing of Papyrus' technology and/or software have executed and delivered to Papyrus an agreement (containing no exceptions or exclusions from the scope of its coverage) in the form of which has been delivered to Buyer. To Papyrus' Knowledge, no employee or independent contractor of Papyrus is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Papyrus.

        (g) Papyrus has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Intellectual Property (except such Intellectual Property the value of which would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all proprietary assets. All use, disclosure or appropriation of Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information") owned by Papyrus by or to a third party has been pursuant to the terms of a written agreement between Papyrus and such third party. All use, disclosure or appropriation of Confidential Information not owned by Papyrus has been pursuant to the terms of a written agreement between Papyrus and the owner of such Confidential Information, or is otherwise lawful.

        (h)    A complete list of Papyrus' proprietary software
("Papyrus Software"), together with a brief description, is set forth in Section 3.10 of the Papyrus Disclosure Schedule. The
Papyrus Software conforms in all material respects with any specification, documentation, performance standard, representation or statement provided with respect thereto by or on behalf of Papyrus.

        (i) No Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by Papyrus. Papyrus has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property. Papyrus has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property. Papyrus has the exclusive right to file, prosecute and maintain all applications and registrations with respect to Intellectual Property.

        (j) Except as set forth in Section 3.10 to the Papyrus Disclosure Schedule, Papyrus has full title and ownership of, or has all necessary licenses, permissions and other consents to use all right, title and interest in and to all Intellectual Property or other consents necessary and sufficient to enable Papyrus to (x) use the Intellectual Property for its intended purpose, (y) fulfill its obligations to Buyer hereunder, and (z) carry on its business, without any infringement of any third party.

        (k) Papyrus has received no written opinion or written advice of counsel, express or implied, which is or could reasonably be deemed to be, in conflict, contravention, or contradiction with any or all of the foregoing representations and warranties in this
Section 3.10.

        (l) No software developed by Papyrus or, to Papyrus' knowledge developed by third parties contained in software developed by Papyrus, included in the Intellectual Property contains any back door, time bomb, drop dead device, or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of any unauthorized person, or, to Papyrus' knowledge, any virus, Trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access, disable, erase, or otherwise harm software, hardware, or data or to perform any other such actions.

        (m) Papyrus does not have any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of Papyrus.

       3.11 Title to and Condition of Properties. Except as set forth in Section 3.11 to the Papyrus Disclosure Schedule, Papyrus has good, valid and indefeasible title to all of its assets and properties of every kind, nature and description, tangible or intangible, wherever located. Except as set forth in Section 3.11 to the Papyrus Disclosure Schedule, all such properties are owned free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever, including, without limitation, (a) rights or claims of parties in possession;
(b) easements or claims of easements; (c) encroachments, overlaps, boundary line or water drainage disputes or any other matters; (d) any lien or right to a lien for services, labor or material furnished; (e) special tax or other assessments; (f) options to purchase, leases, tenancies, or land contracts; (g) contracts, covenants, or reservations which restrict the use of such properties and (h) violations of any Applicable Laws applicable to such properties, except where such mortgages, pledges, liens, security interests, encumbrances or restrictions could not reasonably be likely to have a Material Adverse Effect on Papyrus. Papyrus owns no real property. Section 3.11 to the Papyrus Disclosure Schedule contains a complete and accurate list of the location of all real
property which is leased or operated by Papyrus.    Except as set
forth in Section 3.11 to the Papyrus Disclosure Schedule, all machinery and equipment and tangible personal property owned, leased or used by Papyrus and material to the operation of its business are reasonably suitable for the purpose or purposes for which they are being used and are in good condition and repair, ordinary wear and tear excepted.

       3.12 Litigation. Except as set forth in Section 3.12 to the Papyrus Disclosure Schedule, there is no suit, claim, action, proceeding or investigation (an "Action") pending or, to the Knowledge of Papyrus, threatened against Papyrus or any officer or director of Papyrus which, individually or in the aggregate, if adversely determined, would have a Material Adverse Effect on Papyrus. Papyrus is not subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, insofar as can be reasonably foreseen, could have a Material Adverse Effect on Papyrus or a Material Adverse Effect on the ability of Papyrus to consummate the transactions contemplated hereby.

       3.13    Brokerage and Finder's Fees; Expenses.  Neither
Papyrus nor any stockholder, director, officer or employee thereof, has incurred or will incur on behalf of Papyrus, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

       3.14    Employee Benefit Plans.  Except as set forth in
Section 3.14 to the Papyrus Disclosure Schedule, and except for medical benefit plans with respect to which the Company has made all required contributions and has complied with all applicable laws, the Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

       3.15    Contracts.

        (a) Section 3.15 to the Papyrus Disclosure Schedule lists all written or oral contracts, agreements, guarantees, leases and executory commitments (each a "Contract") to which Papyrus is a party and which fall within any of the following categories: (i) Contracts not entered into in the Ordinary Course of Business of Papyrus, (ii) joint venture, partnership and similar agreements,
(iii) Contracts which are service contracts or equipment leases involving payments by Papyrus of more than $20,000 annually, (iv) Contracts containing covenants purporting to limit the freedom of Papyrus to compete in any line of business in any geographic area or to hire any individual or group of individuals, (v) Contracts which after the Effective Time would have the effect of limiting the freedom of Buyer or its subsidiaries (other than Papyrus) to compete in any line of business in any geographic area or to hire any individual or group of individuals, including any Contracts with distributors granting any exclusive rights, (vi) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationships of Papyrus or its affiliates, or any customer, licensee or lessee thereof, (vii) Contracts relating to any outstanding commitment for capital expenditures in excess of $20,000, (viii) Contracts relating to the lease or sublease of or sale or purchase of real or personal property involving any annual expense or price in excess of $20,000 and not cancelable by Papyrus (without premium or penalty) within one month, (ix) Contracts with any labor organization, (x) indentures, mortgages, promissory notes, loan agreements, guarantees of amounts in excess of $20,000, letters of credit or other agreements or instruments of Papyrus or commitments for the borrowing or the lending of amounts in excess of $20,000 by Papyrus or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of Papyrus, (xi) Contracts which are fixed price, capitation or other risk sharing agreements with customers not cancelable by Papyrus (without premium or penalty) within one month; (xii) Contracts involving annual revenues or expenditures to the business of Papyrus in excess of 1.0% of Papyrus' annual revenues, (xiii) Contracts providing for "earn-outs" or other contingent payments involving more than $10,000 over the term of the Contract; (xiv) any agreement concerning confidentiality; (xv) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees.

        (b) All such Contracts are valid and binding obligations of Papyrus and, to the Knowledge of Papyrus, the valid and binding obligation of each other party thereto, and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated. Neither Papyrus nor, to the Knowledge of Papyrus, any other party thereto is in violation of or in default in any material respect in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a material default under or permit the termination of, any Contract.

        (c) Except as set forth in Section 3.15 of the Papyrus Disclosure Schedule or as contemplated by the transactions contemplated hereby, there are no Contracts or other transactions between Papyrus, on the one hand, and any (i) officer or director of Papyrus, (ii) record or beneficial owner of five percent or more of the voting securities of Papyrus or (iii) affiliate of any such officer, director or beneficial owner, on the other hand.

       3.16 Accounts Receivable. All accounts and notes receivable (including lease and finance notes receivable) and accrued interest receivable of Papyrus have arisen in the Ordinary Course of Business and the accounts receivable reserves reflected on the balance sheet included in the Papyrus Interim Statements are as of such date.

       3.17 Labor Matters. Except as set forth in Section 3.17 to the Papyrus Disclosure Schedule, Papyrus does not have any labor contracts, collective bargaining agreements or employment or consulting agreements with any persons employed by Papyrus or any persons otherwise performing personal services primarily for Papyrus (the "Papyrus Business Personnel"). Papyrus has not engaged in any unfair labor practice with respect to Papyrus Business Personnel, and there is no unfair labor practice complaint pending or, to the Knowledge of Papyrus, threatened, against Papyrus with respect to Papyrus Business Personnel. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Papyrus, threatened against Papyrus. Papyrus is in compliance with all currently applicable laws and regulations respecting discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, except for such noncompliance as has not and would not reasonably be expected to have had a Material Adverse Effect on Papyrus, and is not engaged in any unfair labor practice. There are no pending claims against Papyrus under any workers' compensation plan or policy or for long term disability. Papyrus has no material obligations under COBRA with respect to any former employees or beneficiaries thereunder. There are no proceedings pending or, to the Knowledge of Papyrus, threatened, between Papyrus and its employees or former employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Papyrus. There has been no claim against Papyrus based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortuous conduct, nor, to Papyrus' Knowledge, is there any basis for such claim. In addition, Papyrus has provided all employees with all relocation benefits, stock options, bonuses and incentives, and all other compensation earned up through the date of this Agreement.

       3.18 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the balance sheet of Papyrus as of June 30, 1998, included in the Papyrus Interim Statements,
(ii) as incurred after the date thereof in the Ordinary Course of Business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section 3.18 to the Papyrus Disclosure Schedule or elsewhere in this Agreement, Papyrus does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or could be reasonably likely to have a Material Adverse Effect on Papyrus.

       3.19    Operation of Papyrus' Business; Relationships.

        (a) Papyrus believes that the relationships of Papyrus with its customers, suppliers, distributors and value added resellers (including, without limitation, data suppliers, Intellectual Property licensors and product distributors) are satisfactory and that the execution of this Agreement, the Merger and the transactions contemplated hereby will not have a Material Adverse Effect on the relationships of Papyrus with such customers or suppliers.

        (b) Papyrus is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Papyrus Permits") except where the failure to possess such Papyrus Permits, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Papyrus, and there is no action pending or, to the Knowledge of Papyrus, threatened regarding any of the Papyrus Permits. To Papyrus' Knowledge, Papyrus is not in conflict with, or in default or violation of any of the Papyrus Permits in any material respect, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Papyrus.

        (c) As of the date hereof, no customer which individually accounted for more than 5% of Papyrus' gross revenues during the 12 month period preceding the date hereof and no supplier of Papyrus, has canceled or otherwise terminated, or made any written threat to Papyrus to cancel or otherwise terminate its relationship with Papyrus or has at any time on or after June 30, 1997 decreased materially its services or supplies to Papyrus in the case of any such supplier, or its usage of the services or products of Papyrus in the case of such customer, and to Papyrus' Knowledge, no such supplier or customer has indicated either orally or in writing that it will cancel or otherwise terminate its relationship with Papyrus or to decrease materially its services or supplies to Papyrus or its usage of the services or products of Papyrus, as the case may be.

         (d) During the period from the date of execution of this Agreement until the Closing, Papyrus and each of its Affiliates shall continue to conduct its operations in the ordinary course and in the manner in which they have been heretofore conducted. Papyrus will use its best efforts to preserve intact its present business organization, to keep available the services of its present key employees, to preserve its present relationships with persons having significant business relations with it, to maintain all of its properties in customary repair and condition and to maintain insurance policies in respect of its business and properties consistent with current practice. Papyrus and each Affiliate agrees not to do and Papyrus Stockholders will not request, permit or cause Papyrus or any Affiliate to do any of the following prior to Closing without the prior written consent of Buyer:

                 (i)    Declare or pay any dividends or other
distributions on its stock or purchase or redeem any of its stock;

                 (ii)   Issue any stock or other securities,
including any right or option to purchase or otherwise acquire any of its stock, or issue any notes or other evidence of indebtedness not in the usual course of business;

                 (iii)  Make or incur any capital expenditure
outside the ordinary course of business in excess of $10,000 without the prior written consent of Buyer;

                 (iv) Sell, dispose or transfer assets outside the ordinary course of business.

                 (v)    Except as otherwise permitted by this
Agreement, incur any debt, secured or unsecured, outside the ordinary course of business.

       3.20 Insurance. Except as set forth in Section 3.20 to the Papyrus Disclosure Schedule, Papyrus is presently insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

       3.21    Lease Arrangements.

        (a) Except as set forth in Section 3.21 to the Papyrus Disclosure Schedule there are no lessees ("Master Lessees") who have been granted the right to use, purchase, lease or license goods or services from Papyrus and to provide, resell, sublease or relicense the same to other authorized lessees or third parties. The identity of each Master Lessee and a description of all lessees and third parties to whom such Master Lessee is entitled to provide, resell, sublease or relicense goods and services of Papyrus are set forth in
Section 3.21 to the Papyrus Disclosure Schedule. There are no agreements between Papyrus and any Master Lessee other than those in writing that are set forth in Section 3.21 to the Papyrus Disclosure Schedule.

        (b) Except as set forth in Section 3.10 to the Papyrus Disclosure Schedule, there are no licensees who have been granted the right to use, purchase, lease or license the Intellectual Property from Papyrus and to provide, resell, sublease or relicense the same to authorized sublicensees or other third parties. The identity of each licensee and a description of all sublicensees and third parties to whom such licensee is entitled to provide, resell, sublease or relicense goods and services of Papyrus are set forth in
Section 3.10 to the Papyrus Disclosure Schedule.

        (c) Papyrus believes that the relationships of Papyrus with its lessees and licensees are satisfactory and that the execution of this Agreement, the consummation of the Merger, and the consummation of the transactions contemplated thereby would not be reasonably likely to have a Material Adverse Effect on the relationships of Papyrus with such lessees and licensees.

        (d) Papyrus is not a party to any vendor financing arrangement which (i) requires Papyrus to use such financing for any particular transaction, or (ii) cannot be terminated (without premium or penalty) upon less than one month's notice.

       3.22 Books of Account; Records. Papyrus' general ledgers, stock record books, minute books and other material records relating to the assets, properties, contracts and outstanding legal obligations of Papyrus are, in all material respects, complete and correct and the matters contained therein are appropriate and accurately reflected in the Papyrus Statements and the Papyrus Interim Statements.

       3.23    Officers, Employees and Consultants and Compensation.
 Section 3.23 to the Papyrus Disclosure Schedule sets forth the names of all directors and officers of Papyrus, and the total salary, bonus, fringe benefits and perquisites each received from Papyrus in the year ended June 30, 1998. There have been no changes to the foregoing which have occurred subsequent to June 30, 1998, other than changes in the Ordinary Course of Business consistent with past practice. Except as disclosed in Section 3.23 to the Papyrus Disclosure Schedule, there are no other forms of compensation paid to any such director, officer, employee or consultant of Papyrus. Except as set forth in Section 3.23 to the Papyrus Disclosure Schedule, Papyrus has not become obligated, directly or indirectly, to any stockholder, director or officer of Papyrus or any person related to such person by blood or marriage, except for current liability for such compensation. Except as set forth in Section 3.23 to the Papyrus Disclosure Schedule, to the Knowledge of Papyrus, no stockholder, director, officer, agent or employee of Papyrus or any person related to such person by blood or marriage holds any position or office with or has any material financial interest, direct or indirect, in any supplier, customer or account of, or other outside business which has material transactions with, Papyrus. To Papyrus' Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with Papyrus.

       3.24 Product Warranty. To the best Knowledge of Papyrus, each product manufactured, sold, leased, or delivered by Papyrus has been in conformity with all applicable contractual commitments and all express and implied warranties, and Papyrus has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. To the best Knowledge of Papyrus, no product manufactured, sold, leased, or delivered by Papyrus is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.
 .
       3.25 Product Liability. To the best knowledge of Papyrus, it does not have any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Papyrus. No product liability claims have been communicated in writing to or threatened against Papyrus.

       3.26 Questionable Payments. Neither Papyrus nor to its Knowledge any director, officer or other employee of Papyrus has:
(i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any governmental entity with respect to any aspect of the business of Papyrus; or
(ii) made any political contributions which would not be lawful under the laws of the United States and the foreign country in which such payments were made. Neither Papyrus nor to its Knowledge any director, officer or other employee of Papyrus nor, to the Knowledge of Papyrus, any customer or supplier of any of them has been the subject of any inquiry or investigation by any governmental entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Papyrus or with respect to any political contribution.

       3.27 Disclosure. The representations and warranties contained in this Article 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading. The Definitive Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that Papyrus makes no representation or warranty with respect to any information that Buyer will supply specifically for use in the Definitive Proxy Materials. None of the information that Papyrus will supply specifically for use in the Joint Disclosure Document will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

                              ARTICLE 4.
               REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Papyrus and to the Papyrus Stockholders receiving Buyer's shares that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as set forth in the disclosure schedule of Buyer accompanying this Agreement and initialed by the Parties (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 4.

       4.1 Organization, Standing and Power. Each of Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Buyer and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Buyer. Buyer has delivered a true and correct copy of the Certificate of Incorporation, Articles of Incorporation and Bylaws or other charter documents, as applicable, of Buyer and Merger Sub, each as amended to date, to Papyrus. Neither Buyer nor Merger Sub is in violation of any of the provisions of its Certificate or Articles of Incorporation or Bylaws or equivalent organizational documents.

       4.2 Capital Structure. Buyer has an authorized capitalization consisting of 100,000,000 shares of Common Stock, par value $.0001 per share, and 20,000,000 shares of Preferred Stock, par value $.0001 per shares. As of August 31, 1998, Buyer had issued and outstanding 51,833,184 shares of Common Stock.
10,995,000 shares of Common Stock are subject to issuance upon the conversion or exercise of presently issued and outstanding warrants and options of Buyer. 12,511,000 shares of Common Stock are reserved for issuance under Buyer's existing stock option plans. 166,667 shares of Series A Preferred Stock have been issued and 166,667 shares are outstanding and are convertible into 166,667 shares of Common Stock. All of the shares of Common Stock and Preferred Stock issued to date have been duly and validly authorized and issued and are fully paid and non-assessable. Except as set forth above or as disclosed in Section 4.2 of the Buyer Disclosure Schedule, as of the date of this Agreement, (i) there are no outstanding options, warrants, script, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Buyer or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which Buyer or any of its subsidiaries is or may become bound to redeem or issue additional shares of capital stock of Buyer or any of its subsidiaries or options, warrants, scrip, rights to subscribe to calls or commitments of any character whatsoever relating, or securities or rights convertible into, any shares of capital stock of Buyer or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which Buyer or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. Except as disclosed in Section 4.2 of the Buyer Disclosure Schedule, there are no securities or instruments containing any anti-dilution, right of first refusal, preemptive rights or similar provisions that will be triggered by the issuance of the Buyer Shares as described in this Agreement. Upon issuance of the Merger Shares, such securities will be duly and validly issued, fully paid and non-assessable.

       4.3 Authority. Buyer and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and Merger Sub. This Agreement has been duly executed and delivered by Buyer and Merger Sub and constitutes the valid and binding obligations of Buyer and Merger Sub. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the Certificate or Articles of Incorporation or Bylaws of Buyer or any of its subsidiaries, as amended, or (ii) to Buyer's Knowledge, any material mortgage, indenture, lease, contract or other agreement or instrument permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its subsidiaries or their properties or assets. No consent, approval, order or authorization of or registration, declaration or filing with, any governmental entity, is required by or with respect to Buyer or any of its subsidiaries in connection with the execution and delivery of this Agreement by Buyer and Merger Sub or the consummation by Buyer and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 2.2, (ii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and Nasdaq Stock Market within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iv) the filing with the Nasdaq SmallCap Market of a Notification Form of Listing of Additional Shares with respect to the Merger Shares issuable upon conversion of the Papyrus Common Stock in the Merger, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Buyer and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

       4.4 SEC Documents; Financial Statements. Buyer has furnished to Papyrus a true and complete copy of each statement, report, registration statement, definitive proxy statement, and other filing filed with the SEC by Buyer since December 31, 1997, and, prior to the Effective Time, Buyer will have furnished Papyrus with true and correct copies of any additional documents filed with the SEC by Buyer prior to the Effective Time (collectively, the "Buyer SEC Documents"). In addition, Buyer has made available to Papyrus all material exhibits to the Buyer SEC Documents filed prior to the date hereof and will promptly make available to Papyrus all material exhibits to any additional Buyer SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Buyer SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect except those which have expired in accordance with their terms, and neither Buyer nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Buyer SEC Document prior to the date hereof. The financial statements of Buyer, including the notes thereto, included in the Buyer SEC Documents (the "Buyer Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q or Form 10-QSB, as permitted by Form 10-Q or Form 10-QSB of the
SEC). The Buyer Financial Statements fairly present the consolidated financial condition and operating results of Buyer and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no material change in Buyer accounting policies except as described in the notes to the Buyer Financial Statements. Since December 31, 1997, no event has occurred that would have required the filing of any report that otherwise would have been included among the SEC Documents and for which an appropriate report was not filed.

       4.5 Absence of Certain Changes. Since June 30, 1998 (the "Buyer Balance Sheet Date"), except as described in the Buyer SEC Documents, Buyer has conducted its business in the Ordinary Course of Business consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Buyer; (ii) any acquisition, sale or transfer of any material asset of Buyer or any of its subsidiaries other than in the Ordinary Course of Business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Buyer or any revaluation by Buyer of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Buyer, or any direct or indirect redemption, purchase or other acquisition by Buyer of any of its shares of capital stock; (v) any material contract entered into by Buyer, other than in the Ordinary Course of Business and as provided to Papyrus or any material amendment or termination of, or default under, any material contract to which Buyer is a party or by which it is bound; (vi) any amendment or change to Buyer's Certificate of Incorporation or Bylaws; or (vii) any negotiation or agreement by Buyer or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vi) (other than negotiations with Papyrus and its representatives regarding the transactions contemplated by this Agreement).

       4.6 Absence of Undisclosed Liabilities. Buyer has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Buyer's Quarterly Report on Form 10-Q for the period ended March 31, 1998 (the "Buyer Balance Sheet"), (ii) those incurred in the Ordinary Course of Business and not required to be set forth in the Buyer Balance Sheet under GAAP, and (iii) those incurred in the Ordinary Course of Business since the Buyer Balance Sheet Date and consistent with past practice.

       4.7 Litigation. Except as described in the Buyer SEC Documents, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Knowledge of Buyer or any of its subsidiaries, threatened against Buyer or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Buyer. There is no judgment, decree or order against Buyer or any of its subsidiaries or, to the Knowledge of Buyer or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Buyer.

       4.8 Governmental Authorization. Buyer and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a governmental entity (i) pursuant to which Buyer or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Buyer's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Buyer Authorizations"), and all of such Buyer Authorizations are in full force and effect, except where the failure to obtain or have any of such Buyer Authorizations could not reasonably be expected to have a Material Adverse Effect on Buyer.

       4.9 Broker's and Finders' Fees. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

       4.10 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

       4.11 Post-Merger Operations of Merger Sub. Buyer has no present plan or intention to liquidate Merger Sub; to merge Merger Sub with and into another corporation; to sell or otherwise dispose of the stock of Merger Sub; or to cause Merger Sub to sell or otherwise dispose of any of the assets of Papyrus acquired in the transaction, except for dispositions made in the Ordinary Course of Business or transfers described in Section 368(a)(2)(C) of the Code.
 Buyer intends that following the Merger, Merger Sub will continue the historic business of Papyrus or use a significant portion of Papyrus' business assets in a business.

       4.12 Disclosure. The Confidential Private Placement Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that Buyer makes no representation or warranty with respect to any information that Papyrus will supply specifically for use in the Disclosure Materials None of the information that Buyer will supply specifically for use in the Disclosure Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

                              ARTICLE 5
                              COVENANTS

       5.1     Preparation of Solicitation Statement.

        (a) As soon as practicable after the execution of this Agreement, Papyrus and Buyer shall jointly prepare a solicitation statement (the "Joint Solicitation Statement") for the solicitation of approval of the Papyrus Stockholders describing this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby. The information supplied by Papyrus for inclusion in the Joint Solicitation Statement to be sent to the Papyrus Stockholders shall not, on the date the Joint Solicitation Statement is first mailed to the Papyrus Stockholders or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Papyrus makes no representation, warranty or covenant with respect to any information supplied by Buyer or Merger Sub which is contained in any of the foregoing documents. The information supplied by Buyer for inclusion in the Joint Solicitation Statement shall not, on the date the Joint Solicitation Statement is first mailed to Papyrus' stockholders, nor at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Buyer and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Papyrus which is contained in any of the foregoing documents.

        (b) The Joint Solicitation Statement shall constitute a disclosure document for the offer and issuance of the Merger Shares and a proxy statement for use at the Papyrus Special Meeting or any substitute therefor. Buyer and Papyrus shall each use reasonable commercial efforts to cause the Joint Solicitation Statement to comply with applicable federal and state securities laws requirements. Each of Buyer and Papyrus agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Joint Solicitation Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Joint Solicitation Statement. Papyrus will promptly advise Buyer, and Buyer will promptly advise Papyrus, in writing if at any time prior to the Effective Time either Papyrus or Buyer shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Joint Solicitation Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Joint Solicitation Statement shall contain the recommendation of the Board of Directors of Papyrus that the Papyrus Stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of Papyrus. Anything to the contrary contained herein notwithstanding, Papyrus shall not include in the Joint Solicitation Statement any information with respect to Buyer or its affiliates or associates, the form and content of which information shall not have been approved by Buyer prior to such inclusion.

       5.2 Approval of Stockholders. Papyrus shall promptly after the date hereof take all action necessary in accordance with the Massachusetts General Corporation Law and its Certificate of Incorporation and Bylaws to obtain the written consent of the Papyrus Stockholders approving the Merger as soon as practicable. Papyrus shall use its best efforts to solicit from stockholders of Papyrus written consents in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

       5.3 Sale of Shares Pursuant to Section 4(2) of the Securities Act. The parties hereto acknowledge and agree that the Merger Shares shall be issued and sold pursuant to the exemption available by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder including, without limitation, Regulation D, and also Regulation S under the Securities Act. As such, the Merger Shares, shall constitute "restricted securities" within the Securities Act. The certificates representing the Merger Shares shall bear the legends set forth in Section 2.4(k).

       5.4     Access to Information.

        (a) Papyrus shall afford Buyer and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Papyrus' properties, books, contracts, commitments and records (including Tax Returns filed and those in preparation), and
(ii) all other information concerning the business, properties and personnel of Papyrus as Buyer may reasonably request. Papyrus agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

        (b) Buyer shall afford Papyrus and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Buyer's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Buyer and its subsidiaries as Papyrus may reasonably request. Buyer agrees to provide to Papyrus and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.
        (c) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Buyer and Papyrus shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

        (d) No information or knowledge contained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

       5.5 Confidentiality. The parties acknowledge that Buyer and William Kania have previously executed a Confidentiality and Non-Disclosure Agreement dated as of April 17, 1998 (the "Confidentiality Agreement"), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms.

       5.6 Public Disclosure. Unless otherwise permitted by this Agreement, Buyer and Papyrus shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the Nasdaq Stock Market.

       5.7 Legal Requirements. Each of Buyer, Merger Sub and Papyrus will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of or any registration, declaration or filing with, any governmental entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

       5.8 Blue Sky Laws. Buyer shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Merger Shares. Papyrus shall use its best efforts to assist Buyer as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the Merger Shares.

       5.9 Covenant Not to Compete. For a period of two (2) years from the date of this Agreement, Papyrus Stockholders, and each of them, shall not, directly or indirectly, without the prior express written consent of Buyer, own more than 3% of the equity of or be employed by, as an employee, consultant, partner, director, officer or otherwise, any business enterprise, association, corporation, partnership or other entity that is engaged in the development, research, production, distribution, sale, or marketing of products in direct competition with Buyer or its affiliates; provided, however, that it shall not be a violation of this Agreement if such person becomes an owner or employed as described above by the division, subsidiary or affiliate of an entity in competition with Buyer or its affiliates so long as such division, subsidiary or affiliate does not compete with Buyer or its affiliates as described in this Section 5.9.

       5.10 Escrow Agreement. On or before the Effective Time, Buyer, Merger Sub, Escrow Agent and the Papyrus Stockholders will execute the Escrow Agreement contemplated by Section 7.1 in the form attached hereto as Exhibit D ("Escrow Agreement").

       5.11    Registration of Shares Issued in the Merger.

        (a) Definitions. For purposes of this Agreement, "Registrable Shares" shall mean the Merger Shares, including any and all Escrow Shares (as defined in Section 7.1) and any Buyer Shares or other securities of Buyer resulting from any stock split, reorganization or stock dividend in respect of Merger Shares and any securities into which Merger Shares are converted or exchanged pursuant to any merger, consolidation or acquisition of or by Buyer, but excluding Merger Shares that have been sold or otherwise transferred by the Target Stockholders who initially received such shares in the Merger (collectively, the "Holders"); provided, however, that a distribution of Merger Shares without additional consideration to underlying beneficial owners (such as the general and limited partners, stockholders or trust beneficiaries of a Holder) shall not be deemed such a sale or transfer for purposes of this Section 5.11 and such underlying beneficial owners shall be entitled to the same rights under this Section 5.11 as the initial Holder from which the Registrable Shares were received and shall be deemed a Holder for the purposes of this Section 5.11.

        (b) Company Registration. If at any time or from time to time Buyer shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction or (iii) a registration pursuant to registration rights granted as of the date hereof which rights prohibit the Buyer's actions contemplated by this Section 5.11, as set forth in Schedule
5.11 to the Buyer Disclosure Schedule, Buyer will promptly give to each Holder written notice thereof; and include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Shares requested by such Holder to be so included in a written request or requests, made within twenty (20) days after receipt of such written notice from Buyer, by any Holder.

        (c)    Underwriting.

               (i) If the registration of which Buyer gives notice is for a registered public offering involving an underwriting, Buyer shall so advise the Holders as a part of the written notice given pursuant to Section 5.11(b). In such event, the right of any Holder to registration pursuant to this Section
5.11 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of his or its Registrable Shares in the underwriting shall be limited to the extent provided herein.

               (ii) All Holders proposing to distribute their securities through such underwriting shall (together with Buyer and the other Holders distributing their Registrable Shares through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Buyer. Notwithstanding any other provision of this Section 5.11, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, then Buyer shall so advise all Holders of Registrable Shares and the holders of any other securities to be included in the registration pursuant to other piggyback registration rights, and the managing underwriter may limit the number of shares of Registrable Shares and other securities to be included pursuant to other piggyback rights that may be included in such registration to an amount no less than 25% of all shares to be included in such offering; provided however, that any such limitation or "cut back" shall first be applied to all shares proposed to be sold in such offering other than for the account of Buyer which are not Registrable Shares. Buyer shall so advise all Holders and other holders distributing their securities through such underwriting, and the number of shares of Registrable Shares or other securities that may be included in the registration and underwriting shall be first allocated among all Holders requesting inclusion of their Registrable Shares in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Shares requested to be included in such registration statement. No Registrable Shares or other securities excluded from the underwriting by reason of the managing underwriters' marketing limitation shall be included in such registration.

               (iii) If any of the Holders disapprove of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Buyer and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

        (d) Right to Terminate Registration. Buyer shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration, provided that any registration termination pursuant to this Section 5.11(d) shall have not adversely affect the registration rights granted under this Section 5.11.

        (e) Copies of Registration Statement and Prospectus. Buyer shall promptly deliver to each Holder, and any underwriters, without charge, a copy of each registration statement filed with the Commission pursuant to this Section 5.11 (the "Registration Statement"), and as many copies of the prospectus or prospectuses (including each form of prospectus) included in any such Registration Statement and each amendment or supplement thereto as such persons may reasonably request.

        (f) Effectiveness Period. Buyer shall use its best efforts to cause any Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is one year after the date that such Registration
Statement is declared effective by the Commission or such earlier date when all Registrable Shares covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by the counsel to Buyer pursuant to a written opinion letter to such effect, addressed and acceptable to Buyer's transfer agent (as to such Registration Statement, the "Effectiveness Period").

        (g) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Merger Shares to the public without registration, Buyer shall use commercially reasonable efforts to:

               (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Closing Date and during the Effectiveness Period;

               (ii) File with the Commission in a timely manner all reports, documents and other information required of Buyer under the Securities Act and the Exchange Act at all times after the Closing Date and during the Effectiveness Period; and

               (iii) So long as any of the Holders owns any Merger Shares, to furnish to such Holders forthwith upon request a written statement by Buyer as to its compliance (or failure to comply) with the reporting requirements of said Rule 144, and with the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Buyer, and such other reports and documents of Buyer and other information in the possession of or reasonably obtainable by Buyer as such Holders may reasonably request in availing themselves of any rule or regulation of the Commission allowing the Holders to sell any such securities without registration.

        (h) Limitations. Notwithstanding the foregoing, Buyer shall not be obligated to take any action pursuant to this Section 5.11:

               (i) in any particular jurisdiction in which Buyer would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Buyer is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

               (ii)   prior to six months after the Effective Time.

        (i) Expenses. The costs and expenses to be borne by Buyer for purposes of this Section 5.11 shall include, without limitation, printing expenses, legal fees and disbursements of counsel for Buyer, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees and disbursements of counsel for the selling Holders. All expenses of any registered offering not otherwise borne by Buyer shall be borne pro rata among the selling Holders on the basis of the number of shares registered.

        (j) Indemnification by Buyer. To the fullest extent permitted by law, Buyer will indemnify and hold harmless each selling Holder, each underwriter of Buyer Common Stock being sold by such Holders pursuant to this Section 5.11 and each person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will promptly reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any registration statement and any prospectus filed pursuant to Section 5.11 or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation by Buyer of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to Buyer and relating to action or inaction required by Buyer in connection with such registration; provided, however, that Buyer shall not be liable to any such Holder, underwriter or controlling person in respect of any claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to Buyer by such Holder or underwriter specifically for use in connection with such registration statement and prospectus or post-effective amendment.

        (k) Indemnification by Holders. To the fullest extent permitted by law, each selling Holder of Registrable Shares registered in accordance with this Section 5.11 will indemnify Buyer, each person, if any, who controls Buyer within the meaning of the Securities Act or the Exchange Act, each director of Buyer and each officer of Buyer who signs the registration statement and each underwriter of Buyer Common Stock against any actions, claims, losses, damages, liabilities and expenses to which they or any of them may become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise, and will promptly reimburse Buyer and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any registration statement and any prospectus filed pursuant to this
Section 5.11 or any post-effective amendment thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to Buyer by such Holder or underwriter specifically for use in connection with such registration statement, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to such Holder and relating to action or inaction required by such Holder in connection with sales of securities covered by such registration, prospectus or post-effective amendment; provided, however, that the obligations of each such selling Holder hereunder shall be limited to an amount equal to the gross proceeds to such Holder from the sale of such Holder's Registrable Shares in such registration.

        (l) Indemnification Procedures. Each person entitled to indemnification under this Section 5.11 (an "Indemnified Person") shall give notice to the party required to provide indemnification (the "Indemnifying Person") promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such party's expense (unless the Indemnified Person has reasonably concluded that there may be a conflict of interest between the Indemnifying Person and the Indemnified Person in such action, in which case the fees and expenses of counsel for the Indemnified Person shall be at the expense of the Indemnifying Person), and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 5.11 except to the extent the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

        (m) Contribution. In order to provide for just and equitable contribution in any case in which Buyer or any Holder makes a claim for indemnification pursuant to this Section 5.11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that indemnification would be available under this Section 5.11, in such case, then Buyer and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect (i) the relative fault of Buyer on the one hand and of the Holder on the other in connection with the statements or omission which resulted in such losses, claims, damages or liabilities, (ii) the relative benefits received by Buyer and any Holder of Registrable Shares from the offering of the securities covered by such Registration Statement, and (iii) any other relevant equitable considerations, all subject to applicable law. The relative fault of Buyer on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Buyer on the one hand or by the Holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case no person or entity guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

        (n) "Market Stand-Off" Agreement. In connection with an underwritten public offering of securities by Buyer pursuant to
Section 5.11, each holder who participates in the registration statement filed under the Securities Act for such offering will not, to the extent requested in good faith by an underwriter of securities of Buyer, sell or otherwise transfer or dispose of any Registrable Shares not included in such registration statement (other than to donees or partners of the Holder who agree to be similarly bound) for up to that period of time, not to exceed sixty
(60) days (the "Market Stand-Off Period"), following the effective date of such registration statement of Buyer filed under the Securities Act as is requested by the managing underwriter(s) of such offering; provided that the officers and directors of Buyer who own stock of Buyer also agree to such restrictions. In order to enforce the foregoing covenant, Buyer may impose stop transfer instructions with respect to the Registrable Shares of each such holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        (o) Termination of Buyer's Obligations. Buyer will have no obligations pursuant to this Section 5.11 with respect to Registrable Shares held by a Holder if in the opinion of counsel to Buyer, which Buyer shall cause to be delivered to the Holders within twenty (20) days after receipt of the written notice described in subsection (b) of this Section 5.11 and upon which Holders may rely, at the time of filing a registration statement such Holder may sell all of such Holder's Registrable Shares in any single three
(3)-month period without registration under the Securities Act pursuant to Rule 144, provided that if at any time after a Holder becomes eligible to sell the Registrable Shares pursuant to Rule 144 but before such securities may be resold under Rule 144(k) Buyer fails to take all action necessary to be taken by Buyer in order to allow Holder to sell under Rule 144, Buyer shall have continuing obligations under this Section 5.11 until Holder may sell such securities pursuant to Rule 144(k), at which time such continuing obligations shall terminate.

        (p)    Other Piggyback Rights.  So long as any Papyrus
Stockholder has registration rights pursuant to this Section 5.11, Buyer shall not grant any rights relating to the piggyback registration of its capital stock which are superior to the rights granted to the Holders under this Section 5.11.

       5.12 Reasonable Commercial Efforts and Further Assurances. Each of the parties to this Agreement shall use reasonable commercial efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

       5.13 Listing of Buyer Shares. Buyer will use its reasonable best efforts to cause the Merger Shares to be approved for listing on the Nasdaq SmallCap Market, within the time prescribed therefor in the Nasdaq Stock Market rules and regulations.

       5.14 Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Articles 3 and 4 above. No disclosure by any Party pursuant to this
Section 5.14, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

       5.15 Exclusivity. Papyrus will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of Papyrus (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Papyrus and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. Papyrus shall notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

       5.16 Maintenance of Business. Papyrus will carry on and preserve the business and its relationship with customers, suppliers, employees, consultants and others in substantially the same manner as it has prior to the date hereof. If Papyrus becomes aware of a material deterioration in the relationship with any customer, supplier, key employee, consultant or business partner, it will promptly bring such information to the attention of Buyer in writing and, if requested by Buyer, will exert its best efforts to restore the relationship.

       5.17 Conduct of Business. Papyrus will continue to conduct its business and maintain its business relationship in the ordinary and usual course and will not, without the prior written consent of the Buyer:

        (a) borrow or lend any money other than advances to employees for travel and expenses that are incurred in the ordinary course of Papyrus' business consistent with Papyrus' past practice;

        (b) purchase or sell shares or other equity interest in any corporation or other business or enter into any transaction or agreement not in the ordinary course of Papyrus' business consistent with Papyrus' past practice;

        (c)    encumber, or permit to be encumbered, any of its assets;

        (d) sell, transfer or dispose of any of its assets except in the ordinary course of Papyrus' business consistent with Papyrus' past practice;

        (e) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible;

        (f) pay any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed 5% of such officer's, employee's or consultant's base annual compensation) except pursuant to existing arrangements previously disclosed to and approve in writing by Buyer or enter into any new employment or consulting agreement with any such person;

        (g) change any of its accounting methods (except that henceforth Papyrus will prepare its financial statements in accordance with GAAP);

        (h) declare, set aside or pay any cash or stock dividend or other distribution in respect to any of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities, pay or distribute any cash or property to any Papyrus Stockholder or security holder or make any other cash payment to any shareholder or security holder of Papyrus that is unusual, extraordinary, or not made in the Ordinary Course of Business consistent with Papyrus' past practice;

        (i) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the Ordinary Course of Business, consistent with Papyrus' past practice, and which are not material in amount or effect;

        (j) guarantee or act as a surety for any obligation of any third party;

        (k) waive or release any material right or claim except in the Ordinary Course of Business, consistent with the past practice or agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Buyer for its review prior to filing;

        (l) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or securities ultimately exchangeable for, or convertible into, shares of its capital stock;

        (m) subdivide or split or combine or reverse split the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

        (n) merge, consolidate or reorganize with, or acquire, any entity or enter into any negotiations, discussions or agreement for such purpose;

        (o)    amend its charter documents;

        (p)    license any of its technology or Intellectual
Property Rights except in the ordinary course of business consistent with past practice;

        (q) change any insurance coverage or issue any certificates of insurance;

        (r) modify or change the exercise or conversion rights or exercise or purchase prices of any Papyrus Stock, options, warrants or other securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any Papyrus stock or other securities or (ii) the vesting or release of any shares of Papyrus capital stock or other securities of Papyrus from any repurchase options or rights of refusal held by Papyrus or any other party or any other restrictions unless such accelerations/modifications are expressly required and mandated by the terms of a formal written agreement or plan that has been disclosed in writing to Buyer and was entered into prior to the execution of this Agreement by Buyer and Papyrus;

        (s) purchase or otherwise acquire, or sell or otherwise dispose of (i) any Buyer Shares or other Buyer securities or (ii) any securities whose value is derived from or determined with reference to, in whole or in part, the value of Buyer Shares or other Buyer securities;

        (t) agree to do any of the things described in the preceding clauses 5.17(a) through 5.17 (s).

       5.18 Certain Investments, Agreements. Papyrus and the Papyrus Stockholders do not own, and shall not make any purchase or other acquisition of, or investment in, any Buyer Shares or other securities of Buyer. Papyrus and the Papyrus Stockholders shall not enter into any agreement with any holders of Buyer Shares calling for either Papyrus or Buyer to retire or reacquire all or part of the Buyer Shares to be issued pursuant to the Merger. Papyrus shall not enter into any financial arrangements for the benefit of any Papyrus Stockholder and the Papyrus Stockholders shall not enter into any agreement which, in effect, would negate the exchange of equity securities contemplated under this Agreement, including without limitation, any loan or other financial arrangement at abnormally low interest rates, or any guarantee of loans secured by Buyer Shares to be issued pursuant to the Merger.

       5.19 Invention Assignment and Confidentiality Agreements. Papyrus shall obtain from each employee, agent and consultant of Papyrus who has had access to any software, technology or copyrightable, patentable or other proprietary works or intellectual property owned or developed by Papyrus or other Intellectual Property Rights, or to any other confidential or proprietary information of Papyrus or its clients, an invention assignment and confidentiality agreement in form acceptable to Buyer and its counsel, duly executed by such employee, agent or consultant and delivered to Papyrus. Each Papyrus employee who accepts employment with Buyer following the Closing will execute and agree to be bound by a similar agreement in favor of Buyer and in the form attached hereto as Exhibit E, by reference made a part hereof.

                              ARTICLE 6
                  TERMINATION; AMENDMENT AND WAIVER

       6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 6.1(b) through Section 6.1(d), by written notice by the terminating party to the other party):

        (a)    by the mutual written consent of Buyer and Papyrus;

        (b) by either Buyer or Papyrus if the Merger shall not have been consummated (except for the filing of the Merger Certificate) by October 31, 1998, provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

        (c) by either Buyer or Papyrus if a court of competent jurisdiction or other governmental entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under this Agreement;

        (d) by Buyer, if there has been a breach of any of Papyrus' representations, warranties or covenants, which breach (i) causes the conditions set forth in Sections 8.1(a) and (b) and 8.2(f) and (i), and (ii) shall not have been cured within ten (10) business days following receipt by Papyrus of written notice of such breach from Buyer; or

        (e) by Papyrus, if there has been a breach of any of Buyer's representations, warranties or covenants which breach (i) causes the conditions set forth in Sections 8.3(a) and (c), and (ii) shall not have been shall not have been cured within ten (10) business days following receipt by Buyer of written notice of such breach from Papyrus.

       6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1(a), (b) or (c), there shall be no liability or obligation on the part of Buyer, Papyrus, Merger Sub or their respective officers, directors, or stockholders, except (i) to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement and (ii) the provisions of
Section 5.5 shall remain in full force and effect and survive any termination of this Agreement.

       6.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

       6.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                              ARTICLE 7
                      ESCROW AND INDEMNIFICATION

       7.1     Escrow Fund

        (a) Deposit into Escrow. At the Closing, ten percent (10%) of the total number of Merger Shares issued by Buyer at Closing (the "Escrow Shares") shall be registered in the name of, and be deposited with Durham, Evans, Jones & Pinegar, P.C. (or other institution selected by Buyer with the reasonable consent of Papyrus) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit D.
The Escrow Fund shall be available to compensate Buyer pursuant to the indemnification obligations of the Papyrus Stockholders as set forth in Section 7.2. If Buyer issues any Additional Escrow Shares (as defined below), such shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Shares delivered at the Closing.

        (b) Rights of Papyrus Stockholders. Except for dividends paid in stock declared with respect to the Escrow Shares ("Additional Escrow Shares"), which shall be treated pursuant to
Section 7.l(a) hereof, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be delivered to the Papyrus Stockholders on a pro rata basis. Each Papyrus Stockholder will have voting rights with respect to the Escrow Shares deposited in the Escrow Fund with respect to such stockholder so long as such Escrow Shares are held in escrow, and Buyer will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Papyrus Stockholders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement.

       7.2     Indemnification.

        (a) Survival of Warranties. All representations and warranties made by Papyrus herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date (sometimes referred to herein as the "Termination Date").

        (b) Indemnification of Buyer and Surviving Corporation. Subject to the limitations set forth in this Section 7, the Papyrus Stockholders will indemnify and hold harmless Buyer and the Surviving Corporation and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Buyer or the Surviving Corporation within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Papyrus in this Agreement, the Papyrus Disclosure Schedules or any exhibit, schedule or other instrument made or given in connection with the execution and delivery of this Agreement, provided, however, that the Papyrus Stockholders and Papyrus shall not have any obligation to indemnify Buyer or the Surviving Corporation from and against any Damages caused by the breach of any representation or warranty contained in Article 3 of this Agreement until the Buyer and Surviving Corporation have suffered Damages by reason of all such breaches in excess of a $50,000 aggregate deductible (after which point the Papyrus Stockholders and Papyrus will be obligated only to indemnify Buyer and Surviving Corporation from and against further such Damages). Buyer and its Affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. The Escrow Fund provided herein is intended by the parties to this Agreement to apply to breaches of any representation, warranty, covenant or agreement of Papyrus and Papyrus Stockholders in this Agreement, including any Exhibits and Schedules attached hereto, and the Articles of Merger, and, resort to the Escrow Fund shall be the exclusive remedy and maximum indemnification available hereunder of the Indemnified Persons.

        (c) Limitations on Indemnification. Nothing in this Agreement shall limit the liability in amount or otherwise of Papyrus or the Papyrus Stockholders with respect to fraud, criminal activity or intentional breach of any covenant contained in this Agreement.

       7.3     Escrow Period; Release from Escrow.

        (a) Termination. The Escrow Period shall terminate upon the expiration of twelve months after the Effective Time; provided, however, that a portion of the Escrow Fund, which, in the reasonable judgment of Buyer, subject to the objection of the Papyrus Stockholders and the subsequent arbitration of the matter in the manner provided in Section 7.6 hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

        (b) Release Following Termination. Within three (3) business days after the Termination Date (the "Release Date"), the Escrow Agent shall release from escrow to the Papyrus Stockholders their pro rata portion of the Escrow Shares and Additional Escrow Shares less with respect to each such stockholder the number of Escrow Shares and Additional Escrow Shares with a value (as determined pursuant to Section 7.4) equal to (A) such stockholder's pro rata portion of any liability delivered to Buyer in accordance with Section 7.4 in satisfaction of indemnification claims by Indemnified Persons and (B) such stockholder's pro rata portion of any liability subject to delivery to Indemnified Persons in accordance with Section 7.3(a) with respect to any pending but unresolved indemnification claims of Indemnified Persons. Any Escrow Shares and Additional Escrow Shares held as a result of clause (B) shall be released to the Papyrus Stockholders or released to Buyer (as appropriate) promptly upon resolution of each specific indemnification claim involved. Escrow Shares and Additional Escrow Shares shall be released to the respective Papyrus Stockholders in proportion to their respective ownership interest in Papyrus immediately prior to the Effective Time. Buyer will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Escrow Shares and Additional Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from Escrow to the Papyrus Stockholders. In lieu of any fraction of an Escrow Share to which a Papyrus Stockholder would otherwise be entitled, such holder will receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Indemnification Price (as defined below).

        (c) No Assignment of Escrow Shares. No Escrow Shares or Additional Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any Papyrus Stockholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such stockholder, prior to the delivery to such stockholder of his pro rata portion of the Escrow Fund by the Escrow Agent as provided herein.

        (d) Transfer by Escrow Agent. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Buyer will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

       7.4 Claims upon Escrow Fund. Upon receipt by the Escrow Agent on or before the Release Date of a certificate signed by any officer of Buyer (an "Officer's Certificate") stating that with respect to the indemnification obligations of the Papyrus Stockholders set forth in Section 7.2, Damages exist and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Section 7, deliver to Buyer out of the Escrow Fund, as promptly as practicable, Escrow Shares, Additional Escrow Shares (in each case rounded to the nearest whole number) or other assets held in the Escrow Fund having a value equal to such Damages. For the purpose of compensating Buyer for its Damages pursuant to this Agreement, Escrow Shares shall be valued at the average closing "bid" price of a Buyer Share for the ten (10) trading days immediately preceding the date on which the Officer's Certificate is delivered to the Escrow Agent, as reported on the Nasdaq SmallCap Market (the "Indemnification Price"). In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Buyer shall be disregarded.

       7.5 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Papyrus Stockholders and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares, Additional Escrow Shares or other property pursuant to Section 8.4 hereof unless the Escrow Agent shall have received written authorization from the Papyrus Stockholders to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of Escrow Shares, Additional Escrow Shares or other property in the Escrow Fund in accordance with Section 7.4 hereof, provided that no such payment or delivery may be made if the Papyrus Stockholders shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Buyer prior to the expiration of such thirty (30) day period.

       7.6     Resolution of Conflicts and Arbitration.

        (a) Procedure for Handling Objections. In case the Papyrus Stockholders shall so object in writing to any claim or claims by Buyer made in any Officer's Certificate, Buyer shall have thirty (30) days to respond in a written statement to the objection of the Papyrus Stockholders. If after such thirty (30) day period there remains a dispute as to any claims, the Papyrus Stockholders and Buyer shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Papyrus Stockholders and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares, Additional Shares or other property from the Escrow Fund in accordance with the terms thereof.

        (b) Arbitration. If no such agreement can be reached after good faith negotiation, either Buyer or the Papyrus Stockholders may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Buyer and the Papyrus Stockholders shall agree on the arbitrator, provided that if Buyer and the Papyrus Stockholders cannot agree on such arbitrator, either Buyer or Papyrus Stockholders can request that the American Arbitration Association select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section
7.5 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

        (c) Enforcement of Arbitration Award. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Salt Lake County, Utah under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 7.6(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Buyer shall be deemed to be the Non-Prevailing Party unless the arbitrators award Buyer more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Papyrus Stockholders for whom the Escrow Shares, Additional Escrow Shares (if any) or other property deposited into escrow have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

       7.7 Third-Party Claims. In the event Buyer becomes aware of a third-party claim which Buyer believes may result in a demand against the Escrow Fund, Buyer shall notify the Papyrus Stockholders of such claim, and the Papyrus Stockholders for whom Merger Shares otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Buyer shall have the right in its sole discretion to settle any such claim. In the event that the Papyrus Stockholders have consented to any such settlement, the Papyrus Stockholders shall have no power or authority to object under Section 7.5 or any other provision of this Section 7 to the amount of any claim by Buyer against the Escrow Fund for indemnity with respect to such settlement.

       7.10 Substitution for Merger Shares. Notwithstanding anything herein to the contrary, in the event a public market is established for the Merger Shares, Papyrus Stockholders shall have the right, but not the obligation to substitute cash in the amount equal to the value of the Escrow Shares. In the event Papyrus Stockholders elect to effect such substitution, they shall provide ten (10) business days prior written notice thereof to Buyer and shall execute such additional documents as Buyer may reasonably request to evidence such substitution. Such cash shall be delivered to and held by the Escrow Agent pursuant to the terms of this Agreement and, upon receipt of such cash, Escrow Agent shall release the Merger Shares (provided that Buyer and Papyrus Stockholders may agree to such other manner of release to allow Papyrus Stockholders to sell the Merger Shares concurrently with the delivery of such cash, if permitted by law).

                              ARTICLE 8
                  CONDITIONS TO OBLIGATION TO CLOSE

       8.1 Mutual Conditions. The respective obligations of each Party to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the Parties:

        (a) Stockholder Approval. This Agreement and the Articles of Merger shall be approved and adopted by the Papyrus Stockholders by the requisite vote under applicable law and the Papyrus Certificate;

        (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, which would have a Material Adverse Effect on either Buyer or on Buyer combined with the Surviving Corporation after the Effective Time, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted;

        (c) Tax Opinion. Buyer shall each have received a written opinion from its counsel, Durham, Evans, Jones & Pinegar, P.C., in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, said counsel may rely upon (and, to the extent reasonably required, the Parties and the Papyrus Stockholders shall make) reasonable representations related thereto.

       8.2 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any of which Buyer may waive if it executes a writing so stating at or prior to the Closing:

        (a) Dissenting Shares. The number of Dissenting Shares shall not exceed 5% of the number of outstanding Papyrus Shares;

        (b) Third-party Consents. Papyrus shall have procured all of the third party consents specified in Section 3.5(d);

        (c) Representations and Warranties True. The representations and warranties set forth in Article 3 above shall be true and correct in all material respects at and as of the Closing Date;

        (d) Papyrus Covenants. Papyrus shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

        (e) No Material Adverse Change. There shall not have occurred any Material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results or operations of Papyrus;

        (f) Officer's Certificate. Papyrus shall have delivered to Buyer an officer's certificate to the effect that each of the conditions specified in this Section 8.2 is satisfied in all respects;

        (g) Opinion of Counsel to Papyrus. Buyer shall have received from counsel to Papyrus an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to Buyer, and dated as of the Closing Date;

        (h)    Execution of Escrow Agreement.  Buyer, Merger Sub,
Papyrus, Escrow Agent and the Papyrus Stockholders shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit D.

        (i) Employees of Papyrus. The employees of Papyrus set forth on Schedule 8.2(j) shall have accepted employment with Merger Sub pursuant to the terms of an offer letter substantially in the form attached hereto as Exhibit G, as applicable;

        (j) Exercise or Cancellation of Options. All stock options issued by Papyrus shall have been exercised or canceled;

        (k) Resignations of Officers and Directors. Buyer shall have received the resignations, effective as of the Closing, of each director and officer of Papyrus; and

        (l) Other Actions. All actions to be taken by Papyrus in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Buyer.

         (m) Due Diligence Investigation. Buyer shall have completed its due diligence investigations and such investigations shall not have disclosed any facts or circumstances with respect to the business, operations, organization, financial condition or prospects of Papyrus, which Buyer in good faith shall have determined may have a material adverse effect on the proposed or continuing operations, financial condition and business of Papyrus;

        (n) Licenses and Assignments. William Kania, Tim Scanlon and Brian Mottershead shall have executed assignments and royalty-free license agreements in forms acceptable to Buyer's counsel and granting to Buyer free, unrestricted and exclusive use of certain technology and software designed, developed or created by each of them relating to the handwriting recognition and pen-voice integration technology that forms the basis for the products and technology developed or under development by Papyrus.

       8.3 Conditions to Obligation of Papyrus. The obligation of Papyrus to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any of which Papyrus may waive if it executes a writing so stating at or prior to the Closing:

        (a) Representations and Warranties True. The representations and warranties set forth in Article 4 above shall be true and correct in all material respects at and as of the Closing Date;

        (b) Buyer Covenants. Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

        (c) Officer's Certificate. Buyer shall have delivered to Papyrus an officer's certificate to the effect that each of the conditions specified in this Section 8.3 is satisfied in all respects;

        (d) Opinion of Counsel to Buyer. Papyrus shall have received from counsel to Buyer an opinion in form and substance as set forth in Exhibit G attached hereto, addressed to Papyrus and Papyrus Stockholders, and dated as of the Closing Date; and

         (e) Due Diligence Investigation. Papyrus shall have completed its due diligence investigations and such investigations shall not have disclosed any facts or circumstances with respect to the business, operations, organization, financial condition or prospects of Buyer, which Papyrus in good faith shall have determined may have a material adverse effect on the proposed or continuing operations, financial condition and business of Buyer.

                              ARTICLE 9
                            MISCELLANEOUS

       9.1 Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in Section 2 concerning issuance of Merger Shares and Section 5.5 concerning confidentiality) will survive the Effective Time.

       9.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

       9.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section 2 above concerning issuance of Buyer Shares are intended for the benefit of Papyrus Stockholders.

       9.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

       9.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

       9.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

       9.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

       9.8 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Papyrus, to it at:      William Kania,
                              President
                              Papyrus Development Corporation
                              124 Mount Auburn Street
                              Cambridge, MA 02138

With a copy to:               Frederic J. Marx, Esq.
                              Hemenway & Barnes
                              60 State Street
                              Boston, MA 02109

If to Buyer or Merger Sub:    FONIX corporation
                              1225 Eagle Gate Tower
                              60 East South Temple Street
                              Salt Lake City, Utah 84111
                              Fax: (801) 328-8778
                              Attn: Thomas A. Murdock, President

       With a copy to:       Durham, Evans, Jones & Pinegar, P.C.
                              KeyBank Tower, Suite 850
                              50 South Main Street
                              Salt Lake City, Utah 84144
                              Fax: (801) 538-2425
                              Attn. Jeffrey M. Jones, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

       9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within Salt Lake County, State of Utah, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of Utah for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

       9.10 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to Papyrus Stockholder approval will be subject to the restrictions contained in the Massachusetts General Corporation Law.
 No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

       9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

       9.12 Expenses. Whether or not the Merger is consummated, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

       9.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

       9.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


       SIGNED as of the date first set forth above.

                       BUYER

                       FONIX CORPORATION


                       By:  /s/ Thomas A. Murdock
                        -------------------------------
                       Title: President


                       MERGER SUB

                       PAPYRUS ACQUISITION CORPORATION


                       By: /s/ Thomas A. Murdock
                        -------------------------------
                       Title: President


                       PAPYRUS

                       PAPYRUS DEVELOPMENT CORPORATION


                       By: /s/ William E. Kania
                        -------------------------------
                       Title: President

                       By: /s/ Brian Mottershead
                        -------------------------------
                       Title: Treasurer